CONSENT OF DECHERT LLP

We consent to the filing of our tax opinion as an exhibit to the Registration Statement on Form N-14 of Harbor ETF Trust to be filed with the Securities and Exchange Commission and to the discussion of the opinion and references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP
Dechert LLP

100 Oliver Street

Boston, MA 02110

March 10, 2022